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                                                                   EXHIBIT 10.37


                                   PROMISSORY NOTE
                                   ---------------

$2,000,000.00                                            JULY 1, 1996

    FOR VALUE RECEIVED AND INTENDING TO BE LEGALLY BOUND HEREBY, Geotek Communications, Inc. (hereinafter referred to and obligated as "MAKER"), a Delaware corporation with its chief executive office at 20 Craig Road, Montvale, New Jersey 07645, promises to pay to the order of Decision Systems Israel Ltd. ("NOTEHOLDER"), an Israeli corporation with an office at such address or at such other location as Noteholder may designate from time to time, the principal sum of Two Million Dollars ($2,000,000), together with interest as set forth below, until the date on which the principal amount is paid in full, payable in lawful money of the United States of America at Maker's place of business, upon presentment of this Promissory Note (the "NOTE") in accordance with the terms of this Note.

 1. PAYMENT.
         All outstanding principal and any accrued interest thereon shall be due and payable on July 1, 1998 (the "MATURITY DATE").


 2. INTEREST.
         a. During the period beginning on the date hereof and ending on the Maturity Date, in the absence of an Event of Default (as hereinafter defined), interest shall accrue daily on the outstanding principal amount hereunder at a per annum rate equal to 8.25%.
         b. Interest shall be calculated hereunder for the actual number of days that the principal is outstanding, based on a three hundred sixty (360) day year. Interest shall continue to accrue on the principal balance hereof at the then-applicable rate of interest specified in this Note, notwithstanding any demand for payment, acceleration and/or entry of any judgment against Maker, until all principal owing hereunder is paid in full.

3. PREPAYMENTS. This Note may be prepaid in whole or in part at any time and from time to time without payment of a penalty or premium provided that each such prepayment is accompanied by a payment of interest on the amount of such prepayment calculated at the rate of interest set forth in this Note to the date of such prepayment.

4. EVENTS OF DEFAULT. Each of the following shall be an "EVENT OF DEFAULT" hereunder: (a) the nonpayment when due of any amount payable under this Note including any amendment, refinancing, renewal, substitution, extension and/or modification thereof (hereinafter collectively referred to as the "OBLIGATIONS"); (b) if Maker becomes insolvent or makes an assignment for the benefit of creditors, or if any petition is filed by or against Maker under any provision of any state or federal law alleging that Maker is insolvent or unable to pay debts as they mature or under any provision of the United States Bankruptcy Code; or (c) the issuing of any attachment, levy or garnishment against property of Maker or the occurrence of any substantial change in the financial condition of Maker which, is materially adverse to the Maker's business.

5. NOTEHOLDER'S RIGHTS UPON DEFAULT. Upon the occurrence of any event of Default,


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Noteholder shall give to Maker fifteen (15) days prior written notice and may accelerate the maturity of this Note and all amounts payable hereunder and demand in accordance with applicable law and the terms herein immediate payment thereof.

6. APPLICATION OF FUNDS. All sums realized by Noteholder on account of this Note, from whatever source received, shall be applied first to accrued and unpaid interest, and then to principal.

7. GOVERNING LAW AND JURISDICTION. This Note shall be deemed to be made under and governed by the laws of the State of Delaware, notwithstanding any state's or county's choice of law rules to the contrary. Noteholder agrees to the exclusive jurisdiction of the federal and state courts located in the State of Delaware, without regard to principles of conflicts of laws, in connection with any matter arising hereunder, including the collection and enforcement hereof.

8.  MISCELLANEOUS.

         a. The rights and privileges of Noteholder under this Note shall inure to the benefit of its successors and assigns.
         b. If any provision of this Note shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, but this Note shall be construed as if such invalid or unenforceable provision had never been contained herein.
         c. The waiver of any Event of Default or the failure of Noteholder to exercise any right or remedy to which it may be entitled shall not be deemed to be a waiver of any subsequent event of Default or of Noteholder's right to exercise that or any other right or remedy to which Noteholder is entitled.
         d. The rights and remedies of Noteholder under this Note shall be in addition to any other rights and remedies available to Noteholder at law or in equity, all of which may be exercised singly or concurrently.


    IN WITNESS WHEREOF, Maker has duly executed this Promissory Note the day and year first above written and has hereunto set hand and seal.

ATTEST:                                GEOTEK COMMUNICATIONS, INC.


By:_______________________             By;________________________
Name:                                  Name:  Michael McCoy
Title:                                 Title:    Chief Financial Officer


[Corporate Seal]


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